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                                                                  EXHIBIT 10.5


                       SECURED CONVERTIBLE PROMISSORY NOTE

Principal:  $     3,000,000                               Issue Date:  10/07/99
Interest:   6 %, except as provided below

                  FOR VALUE RECEIVED, and in reliance upon that certain Investment Representation Letter executed by Freidli Corporate Finance, Inc. (the "Lender") of even date herewith, VantageMed Corporation, a Delaware corporation (the "Company"), hereby promises to pay to the Lender, or its registered transferee(s) or assign(s) (the "Holder") of this Secured Convertible Promissory Note (the "Note"), in accordance with the terms hereof, the aggregate principal sum of Three Million Dollars ($3,000,000), together with interest thereon from the date of this Note on the unpaid principal balance. Simple interest shall accrue at a rate equal to six percent (6%) per annum. If the note is converted into the Company's Common Stock, par value $0.001 per share (the "Common Stock") as set forth herein, the accrued interest shall convert as well. Subject to the conversion provision set forth herein, principal and accrued interest shall be due and payable in full on March 31, 2000 (the "Maturity Date"), and in addition, the Company shall pay to the Holder a premium payment equal to 10% of the outstanding principal amount of the Note if the Note is not converted to Common Stock of the Company before the Maturity Date.

                  This Note may be transferred or assigned at any time upon notice to the Company of such assignment. No such assignment shall be effective until notice of such, including the name and address of the assignee, has been received by the Company. Notwithstanding the foregoing, this Note may not be transferred or assigned in violation of any laws, including United States securities laws, and the Company shall refuse to recognize any such purported transfer or assignment. This Note has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and has been issued in reliance on the exemption from registration provided by Regulation S under the Securities Act ("Regulation S"). Prior to the expiration of a 365-day restricted period beginning on the Original Issue Date (the "Restricted Period"), this Note may not be offered or sold, directly or indirectly, within the United States (as defined in Regulation S under the Act), to a U.S. Person (as defined in Regulation S under the Act) or for the account or benefit of a U.S. Person. Neither the Company nor its transfer agent shall be obligated to remove this legend unless it shall have received an opinion of counsel stating that such removal complies with the requirements of Regulation S (under the Act). provided, however, that as used in this Agreement and as reflected in such legend, the term "Restricted Period," with respect to any security, shall mean the Restricted Period then applicable to such security pursuant to Regulation S (or any applicable successor thereto).

                  Subject to the conversion provision set forth below, all payments shall be made in lawful money of the United States of America and in immediately available funds at the principal office of the Lender, or at such other place as the Lender or any Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. Prepayment of principal, together with accrued interest, may be made at any time without penalty.


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                  This Note shall be governed by and construed in accordance with the laws of the State of California, without considering State of California choice of law provisions.

                  The outstanding principal and interest balance on this Note shall be automatically converted, on the effective date of the Company's first public offering of its Common Stock of at least $15 million in gross funds raised (the "IPO"), into shares of the Company's Common Stock, in the event that the effective date of the IPO occurs prior to the Maturity Date. In the event of such conversion, the shares of Common Stock issuable on such conversion will be issued to the registered Holder of this Note. It shall be a condition to such conversion that the Holder agrees that no shares acquired as a result of this agreement shall be sold sooner that 180 days after the date of the IPO, and the Company agrees that these shares may be resold upon the expiration of such 180 day period subject to compliance with applicable United States securities laws, including Regulation S. Shares issued upon conversion of this Note will bear a legend in substantially the form set forth below:

                    The securities represented by this certificate were issued on September 29, 1999 (the "Original Issue Date") pursuant to the provisions of a Promissory Note dated September 29, 1999 between VantageMed Corporation ("VantageMed") and Freidli Corporate Finance, Inc. The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and have been sold in reliance on the exemption from registration provided by Regulation S under the Securities Act ("Regulation S"). Prior to the expiration of a 365-day restricted period beginning on the Original Issue Date (the "Restricted Period"), the securities represented by this certificate may not be offered or sold, directly or indirectly, within the United States (as defined in Regulation S under the Act), to a U.S. Person (as defined in Regulation S under the Act) or for the account or benefit of a U.S. Person. Neither VantageMed nor its transfer agent shall be obligated to remove this legend unless it shall have received an opinion of counsel stating that such removal complies with the requirements of Regulation S (under the Act). provided, however, that as used in this Agreement and as reflected in such legend, the term "Restricted Period," with respect to any security, shall mean the Restricted Period then applicable to such security pursuant to Regulation S (or any applicable successor thereto).

                  The number of shares of Common Stock to be issued upon such conversion shall be equal to the quotient obtained by dividing the aggregate outstanding principal due on the date of conversion by an amount equal to 50% of the IPO share price. No fractional shares will be issued upon conversion of this Note. In lieu of any fractional share to which Lender would otherwise be entitled, the Company will pay to Holder in cash that amount of the unconverted principal and interest balance of this Note. Upon conversion of this Note into Common Stock, Holder shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent for the Company, provided, however, that, at the Company's sole expense, the Company shall have issued and delivered to Holder (i) a certificate for the number of shares to which Holder is entitled upon such conversion and (ii) a check payable to Holder for any cash amounts payable as described above. Upon conversion of this Note into Common Stock and delivery of a share certificate to Holder in compliance with the terms of this Note, the Company

                                       2

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will be forever released from all its obligations and liabilities under this
Note, including without limitation the obligation to pay the principal and interest amounts.

                  This Note shall be secured with all tangible and intangible assets of the Company and shall be senior to all other obligations, except for the following two notes:


PARTY/(COMMENTS)                         ORIGINAL AMOUNT     BALANCE DUE: 31 MAR 2000
Former Shareholders of Civitec               $ 383,040                $ 204,000

Mike Kipp (Trend Sierra former owner)      $ 1,400,000              $ 1,100,000

                 The Company shall take all reasonable and customary actions to assist Lender in perfecting Lender's security interest as set forth above, including filing appropriate UCC-1's within five (5) days after request therefor by Lender, subject to Lender executing and delivering to the Company all necessary documents.

                 No course of dealing and no delay on the part of any Lender in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such person's rights, powers or remedies. No right, power or remedy conferred by the Note shall be exclusive of any other right, power or remedy referred to herein or hereafter accessible at law, in equity, by statute or otherwise.

                  No waiver or modification of the terms of this Note shall be valid unless in a writing referring to this Note and signed by the Lender.

                                  LENDER: FREIDLI CORPORATE FINANCE, INC.


                                  -------------------------------
                                  Peter Friedli


                                  VANTAGEMED CORPORATION:


                                  -------------------------------
                                  By: Richard W. Pendleton
                                  Its: Chairman

                        INVESTMENT REPRESENTATION LETTER
                         WITH RESPECT TO PROMISSORY NOTE

                  WHEREAS, VantageMed Corporation, a Delaware corporation (the "Company"), has executed that certain Convertible Promissory Note (the "Note") in aggregate principal amount of Three Million Dollars ($3,000,000) and promises to pay to the order of Freidli Corporate Finance, Inc., or registered transferees or assigns ("Lender"), in accordance with the terms thereof, such amount together with interest thereon from the date of the Note on the unpaid principal balance.

                  NOW, THEREFORE, Lender hereby represents and warrants that:

                  1. All action on the part of Lender necessary for the authorization, execution, delivery and performance of the Note has been taken.

                  2. Lender believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Note and the underlying securities to be issued upon conversion of the Note. The Lender further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Note and the underlying securities upon conversion of the Note.

                  3. Lender acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Note and the underlying securities to be issued upon the conversion of the Note.

                  4. Lender understands that the underlying securities to be issued upon conversion of the Note may be characterized as "restricted securities" under the federal securities laws, and that under such laws and applicable regulations, such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, Lender represents that it is familiar with Securities and Exchange Commission Rule 144 and Regulation S as presently in effect and understands the resale limitations imposed thereby and by the Act.

                  5. Lender is neither a "U.S. Person" nor a "Distributor" each as defined in Regulation S under the Act.


                                      -----------------------------------------
                                      Lender:  FREIDLI CORPORATE FINANCE, INC.


                                      -----------------------------------------
                                      Date: